Exhibit 4.19

SETTLEMENT AGREEMENT AND GENERAL RELEASE

AMONG:

BAJA MINING CORP. (“Baja”),

AND:

MINTEC PROCESSING LIMITED (“Mintec”),

(Baja and Mintec are both British Columbia companies with an office at Suite 2350 – 1177 West Hastings Street, Vancouver, British Columbia, V6E 2K3)

AND:

TEK TERRA CORPORATION (“Tek Terra”),

AND:

TERRATECH ENVIRONMENTAL CORPORATION (“Terratech”),

(Tek Terra, and Terratech are both Barbados International Business Corporations with offices at Whitepark House, White Park Road, Bridgetown, Barbados, B.W.I.)

AND:

MINERA Y METALURGICA DEL BOLEO S.A. DE C.V. (“MMB”),

AND:

MINERA TERRA GAIA S.A. DE C.V. (“MTG”)

(MMB and MTG are both Mexican corporations having an office at Sinaloa #106 Desp. 301, Col. Roma, Mexico City, D.F. 06700)

WHEREAS:

A.

MMB is a wholly owned subsidiary of Mintec and Mintec is a wholly owned subsidiary of Baja;

B.

MTG is owned as to 90% by Terratech and Terratech is a wholly owned subsidiary of Tek Terra;

C.

Mintec was formerly a Barbados company and wholly owned subsidiary of initially Terratech and later, until its acquisition by Baja, Tek Terra;

D.

Prior to the acquisition of Mintec (and accordingly MMB) by Baja there existed various inter-company loans among Mintec (then a Barbados company – prior to its continuance to British Columbia), the Mexican and Barbados companies; and

E.

It has been agreed to resolve all existing inter-company loans, and all other potential or contingent liabilities effective as of the date hereof as provided for herein.

NOW THEREFORE in consideration of the mutual covenants and agreements herein contained and the payments provided for herein, the parties acknowledge and agree as follows:

1.

INTERCOMPANY INDEBTEDNESS

(a)

The parties acknowledge and agree that at April 20, 2004, the date of the acquisition of Mintec by Baja, the following inter-company loans have been determined by Staley Okada, Chartered Accountants, (a detailed calculation of which is attached hereto as Exhibit “A”) to exist:

(i)

Mintec was indebted to Tek Terra in an amount of US $618,487;

(ii)

MTG was indebted to Mintec in an amount of US $82,985 (although such amount does not appear to have been recorded in the books of MTG in Mexico; and

(iii)

US $14,985 in expenses paid by MTG, or Tek Terra on behalf of MTG, were determined to actually have been owed by MMB

(b)

In 2004, Baja paid to Tek Terra an amount of US $517,800, on behalf of Mintec, and the US $82,985 due to Mintec by MTG was agreed among the parties to be off-set against the amount due to Tek Terra by Mintec.  Further, in 2006 Baja paid Tek Terra the further sum of US $10,000 on behalf of Mintec

(c)

As a result of the payments by Baja to Tek Terra and the offset of the monies due to Mintec from MTG,

(i)

there remained an amount of US $7,702 due to Tek Terra by Mintec;

(ii)

MTG became indebted to Tek Terra in an amount of US $82,985; and

(iii)

MMB remained indebted to MTG in an amount of US $14,985, which amount has subsequently been reduced by MMB to US $6,696.71

(d)

In addition, MTG is indebted to Terratech, as of September 30, 2006, in the amount of $11,887,431 Mexican Pesos.

2.

SETTLEMENT OF INTERCOMPANY INDEBTEDNESS

The parties have agreed to settle all inter-company debts in the following manner:

(i)

Baja will pay the sum of US $10,299 to Tek Terra in settlement of all monies due by Mintec to Tek Terra;

(ii)

Tek Terra will forgive the US $82,985 it may be owed by MTG;

(iii)

MMB will pay MTG the amount  remaining due of US $6,696.71;

(iv)

Subject to MTG receiving necessary MTG shareholder approval to an increase in its authorized share capital, Terratech agrees to convert the $11,800,000 Mexican Pesos into 118,000 shares in capital stock of MTG at a nominal value of $100 Mexican pesos per share; and

(v)

Terratech agrees to forgive the $87,431 Mexican pesos remaining due to it from MTG after the capitalization of the majority of the indebtedness in subparagraph (iv) above.

3.

RELEASE

In consideration of the payments (and subject to such payments being made within a reasonable period of time from the date of execution of this agreement) and in consideration of the settlements made in section 2 hereof, each of the parties hereto and their respective subsidiary companies and any agents, successors or assigns DO HEREBY REMISE, RELEASE AND FOREVER DISCHARGE each of the other parties hereto and their respective subsidiaries, agents, successors and assigns from any and all manners of actions, causes of action, suits, contracts, agreements, restrictions, covenants, claims, demands and damages of any nature of kind whatsoever, whether in law or in equity, and whether known or unknown, which again any such party and their respective agents, successors or assigns can have or may have for or by reason of or arising out of any inter-company indebtedness that may have existed, or currently exists, among the parties, and in particular, but without restricting the generality of the foregoing, of and from such amounts as are set out in section 1 hereof.  For clarity the release herein provided for does not release MMB from any obligations it may have for monies received by it from Baja after April 20, 2004.

4.

It is understood and agreed that for the said consideration the parties agree not to make, claim or take proceedings against any other person or corporation who might claim contribution or indemnity as against any of the parties or their respective subsidiary companies, agents, successors or assigns in relation to the matters aforesaid.

5.

It is further understood and agreed that the facts in respect of which this release are made may prove to be other than or different from the facts in that connection now known by any of the parties or one or more of them or believed by any of them to be true.  Each party hereto expressly accepts and assumes the risk of the facts being different and agree that all of the terms of this release shall be in all respects effective and not subject to termination or rescission as a result of the discovery of any difference of facts.

6.

It is further understood and agreed that this Settlement Agreement and Release may be signed in as many counterparts as may be necessary, each of which so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution shall be deemed to bear and date as set forth below.

7.

It is further understood and agreed that this release contains the entire agreement between the said parties and the terms of this Settlement Agreement and Release are contractual and not a mere recital.

IN WITNESS WHEREOF the parties have hereunto executed this Settlement Agreement and Release as of the _________ day of ________________, 2006.

The Corporate Seal of

)

BAJA MINING CORP. was

)

Affixed hereto in the presence of:

)

)

___________________________

)

C/S

Authorized Signatory

)

)

___________________________

)

Authorized Signatory

)

The Corporate Seal of TEK

)

TERRA CORPORATION was

)

Affixed hereto in the presence of:

)

)

___________________________

)

C/S

Authorized Signatory

)

The Corporate Seal of

)

TERRATECH ENVIRONMENTAL

)

CORP. was affixed hereto in the

)

Presence of:

)

)

___________________________

)

C/S

Authorized Signatory

)

The Corporate Seal of

)

MINTEC PROCESSING LTD.  was

)

Affixed hereto in the presence of:

)

)

_________________________

)

C/S

Authorized Signatory

)

)

___________________________

)

Authorized Signatory

)

MINERA Y METALURGICA DEL BOLEO S.A. DE C.V.

Per:

________________________________

Authorized Signatory

MINERA TERRA GAIA S.A. DE C.V.

Per:

________________________________

Authorized Signatory

EXHIBIT A

INTERCOMPANY ACCOUNTS MINTEC – TEK TERRA

Mintec

Due to Tek Terra

Date

Description

Amount

Receiveable (Payable)

May 2, 2001

Wire Transfer

(28,000)

(28,000)

May 4, 2001

Wire Transfer

(40,000)

(68,000)

May 7, 2001

Wire Transfer

(2,100)

(70,100)

May 22, 2001

Wire Transfer

(55,000)

(125,100)

May 31, 2001

Wire Transfer

(44,000)

(169,100)

June 2, 2001

Wire Transfer

(15,000)

(184,100)

June 29, 2001

Wire Transfer

(70,000)

(254,100)

August 23, 2001

Wire Transfer

(40,000)

(294,100)

September 4, 2001

Wire Transfer

(16,000)

(310,100)

October 12, 2001

Wire Transfer

(25,000)

(335,100)

October 29, 2001

Wire Transfer

(20,000)

(355,100)

December 3, 2001

Wire Transfer

(15,000)

(370,100)

December 13, 2001

Wire Transfer

(3,800)

(373,900)

December 17, 2001

Wire Transfer

(23,000)

(396,900)

December 31, 2001

D. Horst – cash injection

(14, 985)

(411,885)

December 31, 2001

Advance to D. Horst

77,500

(334,385)

December 31, 2001

Paid Optimum for Mintec

(9,600)

(343,985)

December 31, 2001

Paid D Horst for Mintec

(17,439)

(361,424)

December 31, 2001

Paid Bateman for Mintec

(9,000)

(370,424)

January 3, 2002

Wire Transfer

(24,500)

(394,924)

January 10, 2002

Wire Transfer

(30,000)

(424,924)

January 14, 2002

Wire Transfer

(30,000)

(454,924)

February 5, 2002

Wire Transfer

(19,000)

(473,924)

February 6, 2002

Wire Transfer

(19,000)

(492,924)

February 6, 2002

Wire Transfer

(24,600)

(517,524)

February 22, 2002

Wire Transfer

(11,500)

(529,024)

March 6, 2002

Funds to Tek Terra

2,800

(526,224)

March 20, 2002

Wire Transfer

(12,000)

(538,224)

April 10, 2002

Wire Transfer

(2,625)

(540,849)

July 12, 2002

Funds to Tek Terra

420,000

(120,849)

September 20, 2002

Wire Transfer

(6,000)

(126,849)

October 4, 2002

Wire Transfer

(28,000)

(154,849)

October 17, 2002

Wire Transfer

(6,000)

(160,849)

November 8, 2002

Wire Transfer

(1,000)

(161,849)

December 13, 2002

Wire Transfer

(20,500)

(182,349)

December 31, 2002

Deloitte aje – reclass portion of

100,000

(82,349)

a/r to Tek Terra

December 31, 2002

Deloitte aje – Mintec expenses paid

(20,761)

(103,110)

BY Tek Terra

December 31, 2002

Deloitte aje – Reclass Terratech

(32,500)

(135,610)

Advances to Mintec to Tek

Terr account

December 31, 2002

Deloitte aje – Correct source of

(59,500)

(195,310)

MMB transfers from Terratech

Acct to Tek Terra Account

January 10, 2003

Wire Transfer

(25,000)

(220,110)

February 3, 2003

Wire Transfer

(7,500)

(227,610)

February 11, 2003

Wire Transfer

(25,000)

(252,610)

March 20, 2003

Wire Transfer

(25,000)

(277,610)

March 27, 2003

Wire Transfer

(1,500)

(279,110)

April 4, 2003

Wire Transfer

(1,000)

(280,110)

May 7, 2003

Wire Transfer

(20,000)

(300,110)

June 4, 2003

Wire Transfer

(12,580)

(312,690)

June 17, 2003

Wire Transfer

(252)

(312,942)

July 1, 2003

Wire Transfer

(44,000)

(356,942)

July 4, 2003

Wire Transfer

(1,900)

(358,842)

July 17, 2003

Wire Transfer

(1,900)

(360,742)

August 5, 2003

Wire Transfer

(15,000)

(375,742)

September 2, 2003

Wire Transfer

(9,000)

(384,742)

September 15, 2003

Wire Transfer

(7,402)

(392,144)

September 30, 2003

Wire Transfer

(16,000)

(408,144)

October 2, 2003

Wire Transfer

(10,000)

(418,144)

October 10, 2003

Wire Transfer

(1,000)

(419,144)

November 3, 2003

Wire Transfer

(2,600)

(421,744)

November 5, 2003

Wire Transfer

(11,500)

(433,244)

November 20, 2003

Wire Transfer

(1,200)

(434,444)

November 21, 2003

Wire Transfer

(9,400)

(443,844)

December 3, 2003

Wire Transfer

(4,650)

(448,494)

December 8, 2003

Wire Transfer

(9,100)

(457,594)

December 10, 2003

Wire Transfer

(100)

(457,694)

December 12, 2003

Wire Transfer

(5,400)

(463,094)

December 15, 2003

Wire Transfer

(43,000)

(506,094)

December 17, 2003

Wire Transfer

(20,000)

(526,094)

December 30, 2003

Wire Transfer

(14,393)

(540,487)

January 15, 2004

Wire Transfer

(14,000)

(554,487)

February 11, 2004

Wire Transfer

(35,500)

(589,987)

February 20, 2004

Wire Transfer

(8,200)

(598,187)

March 4, 2004

Wire Transfer

(11,500)

(609,687)

March 17, 2004

Wire Transfer

(8,800)

(618,487)

December 31, 2003

Offset Mintec – MTG account

82,985

(535,502)

June 30, 2004

Wire Transfer

517,800

(17,702)